Exhibit 10.5
ASSIGNMENT OF MANAGEMENT AGREEMENT
          THIS ASSIGNMENT OF MANAGEMENT AGREEMENT (“Assignment”) is made and entered into as of this 22nd day of December, 2010, by SIR Park Place, LLC, an Iowa limited liability company, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Borrower”) (“Borrower”), in favor of Ames Community Bank, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Lender”).
W I T N E S S E T H:
          WHEREAS, Borrower and Steadfast Management Company, Inc., a California corporation (the “Manager”) are parties to that certain Property Management Agreement (“Management Agreement”) dated as of December 22, 2010; and
          WHEREAS, Borrower has executed and delivered to Lender a certain Promissory Note dated of even date herewith (the “Note”), payable to the order of Lender in the amount of $5,000,000.00, which Note evidences a loan made by Lender to Borrower (the “Loan”); and
          WHEREAS, the Loan is secured in part by a Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Financing Statement (the “Mortgage”). The Mortgage encumbers all right, title and interest in and to the certain tracts of property legally described therein (the “Mortgaged Property”); and
          WHEREAS, as additional security for the Loan, Lender has required an assignment of the interest of Borrower in, to and under the Management Agreement; and
          WHEREAS, Borrower is willing to assign its rights, privileges, powers and interests in, to and under the Management Agreement to Lender upon the conditions herein imposed; and
          WHEREAS, Manager is willing to consent to this Assignment and to attorn to Lender upon a default by Borrower under the documents evidencing and securing the Loan, and perform its obligations under the Management Agreement for Lender, or its successors in interest, or to permit Lender to terminate the Management Agreement without liability.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:
     1. Borrower hereby transfers, assigns and sets over to Lender, its successors and assigns, all right, title and interest of Borrower in and to the Management Agreement. Manager hereby consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Lender as collateral security for the full payment and performance by Borrower of all of its obligations under the loan documents evidencing and securing the Loan. However, until the occurrence of an Event of Default (as such term is defined in the loan documents evidencing and securing the Loan) Borrower may exercise all rights as owner of the Mortgaged Property under the Management Agreement, except as otherwise provided in this Assignment. The foregoing assignment shall remain in effect as long as the Loan, or any part thereof, remains unpaid, but shall automatically terminate upon the release of the Mortgage as a lien on the Mortgaged Property.
     2. Borrower and Manager represent and warrant to Lender that (i) the Management Agreement is unmodified and is in full force and effect, (ii) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (iii) neither party is in default in performing any of its obligations under the Management Agreement.
     3. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for management of the Mortgaged Property from Manager to any other person or entity without the prior written consent of Lender, which shall not be unreasonably withheld; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which shall not be unreasonably withheld; and (c) Borrower shall give Lender written notice of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Mortgaged Property.
     4. Upon receipt by Manager of written notice from Lender that an Event of Default (as that term is defined in the loan documents evidencing and securing the Loan) has occurred and is continuing, Lender shall have the right to exercise all rights as owner of the Mortgaged Property under the Management Agreement.
     5. After the occurrence of an Event of Default, Lender (or its nominee) shall have the right any time thereafter to terminate the Management Agreement, without cause and without liability, by giving written notice to Manager of its election to do so. Lender’s notice shall specify the date of termination, which shall not be less than 30 days after the date of such notice.
     6. On the effective date of termination of the Management Agreement, Manager shall turn over to Lender all books and records relating to the Mortgaged Property (copies of which may be retained by Manager, at Manager’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require. Manager shall cooperate with Lender in the transfer of management responsibilities to Lender or its designee. A final accounting of unpaid fees (if any) due to Manager under the Management Agreement shall be made within 60 days after the effective date of termination, but Lender shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Management Agreement which accrue before Lender (or its nominee) acquires title to the Mortgaged Property, or Lender becomes a mortgagee in possession.
     7. Manager’s address for notice is 18100 Von Karman Avenue, Suite 500, Irvine, California. All notices to be given by Lender to Manager shall be given in the same manner as notices to Borrower pursuant to the notice provisions contained in the Mortgage.

     8. This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Borrower, Lender and Manager have executed this Assignment as of the day and year first above written.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

          EXECUTED as of the date first above written.

BORROWER: SIR Park Place, LLC, an Iowa limited liability company by: Steadfast Income Advisor, LLC, its Manager
By:	/s/ James Kasim
	Name:	James Kasim
	Title:	Chief Financial Officer

STATE OF	)
	)	SS.
COUNTY OF	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by                                          as                                          of Steadfast Income Advisor, LLC, the Manager of SIR Park Place, LLC.
[See Attached Certificate]
Notary Public in and for the State of ______

LENDER: Ames Community Bank
By:	/s/ Jeff Harder
	Name:	Jeff Harder
	Title:	Vice President

STATE OF IOWA	)
	)	SS.
COUNTY OF POLK	)
     This instrument was acknowledged before me on this 20th day of December, 2010 by Jeff Harder as Vice President of Ames Community Bank.
/s/  Teri Ruroden
Notary Public in and for the State of Iowa

MANAGER: Steadfast Management Company, Inc., a California corporation
By:	./s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer

STATE OF IOWA	)
	)	SS.
COUNTY OF	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of ____________.
[See Attached Certificate]
Notary Public in and for the State of Iowa